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Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44621 pertaining to the Common Stock underlying the Common Stock Purchase Warrants on Form S-3, No. 333-32535 pertaining to the 1997 Stock Option and Incentive Plan and 1997 Stock Bonus Plan on Form S-8, No. 333-08667 pertaining to the 1996 Stock Option Plan for Outside Directors on Form S-8, No. 333-08665 pertaining to Amendment No. 2 to Key Employees Stock Option
Plan on Form S-8, No. 33-92340 pertaining to the 1995 Stock Option Plan for Outside Directors and the 1994 Stock Option Plan for Outside Directors on
Form S-8, No. 33-92346 pertaining to Amendment No. 1 to Key Employees Stock Option Plan on Form S-8, and No. 33-58446 pertaining to Key Employees Stock Option Plan on Form S-8 of Chart Industries, Inc., of our report dated March 12, 1999, appearing in this Current Report on Form 8-K of Chart Industries, Inc. insofar as such reports relate to the financial statements and financial statement schedule of MVE Holdings, Inc. for the year ended December 31, 1998.

                                            DELOITTE & TOUCHE LLP.

Minneapolis, Minnesota
June 23, 1999